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                                                                   EXHIBIT 23.3

                    CONSENT OF PERSON TO BECOME A DIRECTOR

  The undersigned hereby consents to the use of my name and any reference to me as a person nominated to become a director of VIALOG Corporation ("VIALOG") upon the closing of an IPO in any prospectus, offering circular, registration statement or similar financing document distributed or circulated in connection with any debt or equity financing by VIALOG.

                                                   /s/ Edward M. Philip
                                          By: _________________________________
                                                     Edward M. Philip

Dated: 07/13/98